UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2011

FIRST FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2440 Mall Drive, Charleston, South Carolina  29406
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (843) 529-5933

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2011, the Board of Directors of First Financial Holdings, Inc. (the “Company”) approved: (i) amendments to Article III, Section 2 to the Company’s bylaws providing that the number of directors of the Corporation shall be between seven (7) and fifteen (15) and that the Board of  Directors  may  increase or decrease  the number of members of the Board of Directors by a vote of at least a majority of the Board members then in office,  provided the total number of directors on the Board may not be more than fifteen (15) nor less than seven (7); and (ii) an amendment to Article VIII of the Company’s bylaws to change the Company’s fiscal year end from September 30 to December 31 of each year.

The Company intends to file a transition report on Form 10-Q for the period from October 1, 2011 to December 31, 2011 and to thereafter file Annual Reports on Form 10-K on a calendar year basis.

Item 8.01                      Other Events.

On December 21, 2011, the Company issued a press release announcing that its wholly-owned subsidiary, First Federal Savings and Loan Association of Charleston, received conditional approval from the South Carolina State Board of Financial Institutions to convert its charter from a federally chartered stock savings and loan association to a South Carolina-chartered commercial bank. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

Exhibits

Number	Description

3.1	Amended Bylaws of First Financial Holdings, Inc.
99.1	Press Release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC. (Registrant)

Date: December 21, 2011	By:	/s/ Robert L. Davis
Executive Vice President and
Corporate Counsel